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                                          BYLAWS
                                     OF
                       CONSOLIDATED-TOMOKA LAND CO.

ARTICLE I

SHAREHOLDERS

Section 1.1.                                Annual Meetings.  An annual meeting of shareholders shall be held for the election of directors at such date, time and place, either within or without the State of Florida, as may be designated by resolution of the board of directors from time to time.  Any other proper business may be transacted at the annual meeting.

Section 1.2.                                Special Meetings.  Special meetings of shareholders for any purpose or purposes may be called at any time by the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors, and whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings.

A special meeting of shareholders shall be called if holders of not less than 50% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

Section 1.3.                                Notice of Meetings.  Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 1.4.                                Adjournments.  Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 1.5.                                Quorum.  At each meeting of shareholders, except where otherwise provided by law, the articles of incorporation or these bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum.  In the absence of a quorum, the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend.  Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote shares, including but not limited to its own shares, held by it in a fiduciary capacity.

Section 1.6.                                Organization.  Meetings of shareholders shall be presided over by the chairman of the board, if any, or in his absence by the vice chairman of the board, if any, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting.

Section 1.7.                                Voting; Proxies.  Each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.  Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable for the period of time permitted by law if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the corporation.  Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine.  At all meetings of shareholders for the election of directors a plurality of the votes cast shall be sufficient to elect.  All other elections and questions shall, unless otherwise provided by law, by the articles of incorporation or these bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the articles of incorporation) the board of directors may require a larger vote upon any election or questions.  Articles VIII, X, and XIII of the articles of incorporation require super majority vote of the shareholders under specified circumstances.

Section 1.8.  Fixing Date for Determination of Shareholders of Record.In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than seventy days before the date of such meeting or action requiring a determination of shareholders.  If no record date is fixed:  (a)  the record date for determining shareholders entitled to notice or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b)  the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 1.9.                                List of Shareholders Entitled to Vote.  The secretary shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number and class and series, if any, of shares registered in the name of each shareholder.  Such list shall be available for inspection by any shareholder, for any proper purpose, during the regular business hours, for a period of ten days prior to the meeting, or such shorter time as exists between the record date and meeting and continuing through the meeting at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.  The shareholders' list shall be prima facie evidence of the identify of shareholders entitled to examine the shareholders' list or to vote at any meeting of shareholders.

Section 1.10.                                Vote or Consent of Shareholders.  No action that requires the vote or consent of shareholders of the corporation may be taken without a meeting held upon prior notice and a vote of shareholders, except with the advance written consent of two-thirds of the full board of directors.  With such consent, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Within 10 days after obtaining such authorization by written consent, notice as prescribed by law of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders that have not consented in writing or who are not entitled to vote on the action.

Section 1.11                                Advance Notice Provisions for Business at Meetings.

A.           At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must (1) be specified in the notice of meeting (or in any supplement) given by or at the direction of the board of directors, (2) be otherwise properly brought before the meeting by or at the direction of the board of directors or (3) be otherwise properly brought before the annual meeting by any shareholder of the corporation who (a) is a shareholder of record on both (i) the date of the giving of the notice provided for in this Section 1.11 and (ii) the record date for the determination of shareholders entitled to vote at such annual meeting, and (b) complies with the notice procedures set forth in this Section 1.11.

B.           In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                      1.           To be timely, a written notice of the intent of a shareholder to make a nomination of a person for election as a director or to bring any other matter before the annual meeting shall be received by the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 180th day and not later than the close of business on the 120th day prior to the first anniversary (the “Anniversary”) of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders.  However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary, notice by the shareholder must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the corporation.

2.           To be in proper written form every such notice by a shareholder shall set forth as to each matter such shareholder proposes to bring before the annual meeting:

(a)           as to each person whom the shareholder proposes to nominate for election or reelection as a director (each, a “proposed nominee”):   (i)  the name, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class or series and number of shares of capital stock of the corporation, if any, which are owned beneficially and of record by the proposed nominee, (iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, had each proposed nominee been nominated by the board of directors of the corporation, (v) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (vi) any other information relating to such shareholder, and any other person or persons pursuant to which the nomination(s) are to be made by the shareholder, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (vii) the notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the corporation if so elected;

(b)           as to any other business that the shareholder proposes to bring before the annual meeting:  (i) a description of the matter, (ii) the reasons for conducting such business at the annual meeting, and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)           as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made:  (i) the name and address of such shareholder, as they appear on the corporation’s stock transfer books, and the name and address of such beneficial owner; (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner; (iii) the date or dates upon which such shareholder acquired ownership of such shares; (iv) a representation that such shareholder is a holder of the corporation’s capital stock that such shareholder intends to vote such stock at such meeting, and, that such shareholder intends to appear in person or by proxy at the meeting to make the nomination or bring up the business specified in the notice.

C.           If a shareholder is entitled to vote only for a specific class or category of directors at a meeting of the shareholders, such shareholder’s right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.

D.           In the event of a special meeting of shareholders at which directors are to be elected, any shareholder entitled to vote may nominate a person or persons for election as director if such shareholder qualifies under Section 1.11.A. and such shareholder’s written notice is prepared in accordance with Section 1.11.B.2 and is received by the Secretary not later than the close of business on the 10th day following the day on which public announcement of the special meeting is first made by the corporation.

E.           At a meeting of shareholders, the chairman of the board shall declare out of order and disregard any nomination or other proposal not made in compliance with the foregoing procedures.

F.           In no event shall the adjournment or postponement of an annual or special meeting of the shareholders, or any announcement thereof, commence a new period for the giving of notice under this Section 1.11.

G.           As used in these Bylaws, the terms “owned beneficially” and “beneficial owner” means all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 promulgated under the Exchange Act.  For purposes of these Bylaws, a matter shall be deemed to have been “publicly announced” if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

H.           Notwithstanding the foregoing provisions of this Section 1.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11.  Nothing in this Section 1.11 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any shareholders a right to have any nominee included in the corporation’s proxy statement.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1.                                Number; Qualifications.  The total number of directors constituting the board of directors of the corporation shall be nine.  The number of directors may be increased or decreased only by the affirmative vote of (a) the holders of at least 85% of the shares of the corporation then entitled to be voting on such change, or (b) two-thirds of the directors then in office.  Directors need not be shareholders.

Section 2.2.                                Election; Resignation; Removal; Vacancies.  The board of directors shall be divided into three classes:  Class I, Class II and Class III.  The terms of office of the initial directors shall expire at the annual meeting of shareholders as follows - Class I in 1995, Class II in 1996, and Class III in 1994 - or thereafter in each case when their respective successors are elected and qualified.  At each annual election held after 1994, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of shareholders, or thereafter in each case when the respective successors are elected and qualify.  The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.  Any vacancy occurring in the board of directors may be filled by a majority of the directors then in office.  A new directorship resulting from an increase in the number of directors shall be construed to be a vacancy.  Any director elected to fill a vacancy shall be of the same class and have the same remaining terms as that of the predecessor.  No decrease in the number of directors will have the effect of shortening the term of any directors then in office.  A director may be removed only for cause and only by the affirmative vote of 85% of all of the shareholders of the corporation entitled to vote on the election of directors.  Any director may resign at any time upon written notice to the corporation.

Section 2.3.                                Regular Meetings.  Regular meetings of the board of directors may be held at such places within or without the State of Florida and at such times as the board of directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.4.                                Special Meetings.  Special meetings of the board of directors may be held at any time or place within or without the State of Florida whenever called by the president, any vice president, the secretary, or by any member of the board of directors.  Reasonable notice thereof shall be given by the person or persons calling the meeting, not later than the second day before the date of the special meeting.

Section 2.5.                                Telephonic Meetings Permitted.  Members of the board of directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or any means of communication by which all persons participating in the meeting may simultaneously hear each other during the meeting, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.6.                                Quorum, Vote Required for Action .  At all meetings of the board of directors a majority of the whole board shall constitute a quorum for the transaction of business.  Except in cases in which the articles of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 2.7.  Organization.  Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his absence by the vice chairman of the board, if any, or in his absence by the president, or in their absence by a chairman chosen at the meeting.  The secretary shall act as secretary of the meeting.

Section 2.8.                                Action by Directors Without a Meeting.  Unless the articles of incorporation or these bylaws provide otherwise, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if the action is taken by all members of the board or committee.  Such action shall be evidenced by one or more written consents filed with the minutes or proceedings of the board or committee, describing the action taken and signed by each director of committee member.

      Section 2.9.           Mandatory Retirement of Directors.  A director of the Company shall retire from the board of directors at the first annual meeting of shareholders held after the director attains age 75.

ARTICLE III

COMMITTEES

Section 3.1.                                Committees.  The board of directors may, by resolution adopted by a majority of the full board of directors, designate one or more committees, each committee to consist of two or more of the directors of the corporation who shall serve at the pleasure of the board.  The board, by resolution, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the articles of incorporation of the corporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, or recommending to the shareholders a dissolution of the corporation or a revocation of dissolution; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend.  In addition, no such committee shall have the power or authority to:  (a)  approve or recommend to shareholders actions or proposals required by the Florida Business Corporation Act to be approved by the shareholders, (b)  fill vacancies on the board of directors or any committee thereof, (c)  adopt, amend or repeal the bylaws, (d)  authorize or approve reacquisition of shares unless pursuant to a  general formula or method specified by the board of directors, or (e) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

Section 3.2.                                Committee Rules.  Unless the board of directors otherwise provides, each committee designated by the board may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee of directors conducts it business pursuant to Article II of these bylaws.

ARTICLE IV

OFFICERS

Section 4.1.                                Executive Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies.  The board of directors shall choose a president and secretary, and it may, if it so determines, choose a chairman of the board and a vice chairman of the board from among its members.  The board of directors may also choose one or more vice presidents, one or more assistant Secretaries, a treasurer and one or more assistant treasurers.  Each such officer shall hold office until the first meeting of the board of directors after the annual meeting of shareholders next succeeding this election, and until his successor is elected and qualified or until his earlier resignation or removal.  Any officer may resign at any time upon written notice to the corporation.  The board of directors may remove any officer with or without cause at anytime, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation.  Any number of offices may be held by the same person.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the board of directors at any regular or special meeting.

Section 4.2                                Powers and Duties of Executive Officers.  The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.  Unless the board of directors delegate responsibility to another officer, the secretary shall have responsibility for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the corporation.  The board of directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V

SHARES

Section 5.1                                Certificates. Shares may but need not be represented by certificates.  The rights and obligations of shareholders shall be identical whether or not their shares are represented by certificates.  If shares are represented by certificates, each certificate shall be signed by or in the name of the corporation by the chairman or vice chairman of the board of directors, if any, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such shareholder in the corporation.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue."

Section 5.2.                                Lost, Stolen or Destroyed Share Certificates; Issuance of New Certificates.  The corporation may issue a new share certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

MISCELLANEOUS

Section 6.1.                                Fiscal Year.  The fiscal year of the corporation shall be determined by resolution of the board of directors.

Section 6.2.                                Seal.  The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the board of directors.

Section 6.3.                                Waiver of Notice of Meetings of Shareholders, Directors and Committees.  Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, director, or members of a committee of directors need be specified in any written waiver of notice.

Section 6.4                                Indemnification of Directors, Officers, Employees, and Agents.  The corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director, officer or employee or agent of the corporation or any predecessor of the corporation or serves or served any other corporation, partnership, joint venture, trust, or other enterprise as a director, officer, employee, or agent at the request of the corporation or any predecessor of the corporation; provided, however, that this section shall not apply as to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the board of directors.  The provisions of this section shall inure to the benefit of the heirs, devisees, and personal representatives of such a person.

Section 6.5.                                Interested Directors; Quorum.  No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the board of directors or committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if:  (a)  the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b)  the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (c)  the contract or transaction is fair and reasonable as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the contract or transaction.

Section 6.6.                                Form of Records.  Any records maintained by the corporation in the regular course of its business, including its  stock ledger, books of account, any minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.7.                                Amendment of Bylaws.  Amendment, alteration or repeal of the Bylaws by the board of directors shall require that affirmative vote of two-thirds of the directors then in office at a duly constituted meeting called expressly for that purpose, or by the shareholders shall require the affirmative vote of 85% of the votes eligible to be cast by the shareholders at a duly constituted meeting of shareholders called expressly for that purpose.

As amended October 24, 2007

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